UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2016

HUDSON GLOBAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Avenue of the Americas
New York, NY 10019
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2016, the U.K. subsidiary, Hudson Global Resources Limited, of Hudson Global, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its receivables finance agreement for an asset-based lending funding facility, dated August 1, 2014, with Lloyds Bank PLC and Lloyds Bank Commercial Finance Limited. The Amendment reduced the maximum borrowing to £12.0 million from £15.0 million. Extensions of credit are based on a percentage of the eligible accounts receivable less required reserves from the Company's U.K. operations. The Company's availability under the receivables finance agreement based on current accounts receivable levels was not impacted by this change.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

(4.1)	Receivables Finance Agreement Amendment, dated September 15, 2016, between Lloyds Bank Commercial Finance Limited and Hudson Global Resources Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC. (Registrant)

By:	/s/ PATRICK LYONS
Patrick Lyons
Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

	Dated:	September 19, 2016

Hudson Global, Inc.
Current Report on Form 8-K

Exhibit Index

Exhibit Number	Description
(4.1)	Receivables Finance Agreement Amendment, dated September 15, 2016, between Lloyds Bank Commercial Finance Limited and Hudson Global Resources Limited.